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                                                                   EXHIBIT 10.13


                                LOCK-UP AGREEMENT
                                   (Employee)

        This Lock-Up Agreement (the "Agreement") is made and entered as of _____________, 1999, by and among TRAVELNSTORE.COM, INC., a California corporation (the "Company"), and _____________ (the "Stockholder") with reference to the following facts.

        A.     Stockholder is employed as an officer of the Company.

        B. The Company has filed a Registration Statement on Form SB-2 (Registration No. 333-78443) (the "Registration Statement") covering the offer and sale of up to 1,000,000 shares of its Common Stock (the "Offering).

        C. The parties agree that it is important to the success of the Offering that Stockholder agree to the restrictions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and other valuable consideration, Stockholder hereby agrees for the benefit of the Company as follows:

1. Restriction. Stockholder hereby agrees that, during the term of this Agreement and except as otherwise specifically provided in this Agreement, Stockholder shall not, with the prior written consent of the Company:

        a. offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned by Stockholder as of the effective date of the Registration Statement or any securities convertible into or exercisable or exchangeable for Common Stock (collectively the "Shares"); or

        b. enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares;

regardless of whether or not any transaction described in clause (a) or (b) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The Company shall have no obligation to consent to a sale or transfer of any of the shares in a transaction described in clause (a) or (b) above, unless, prior to such sale or transfer, the transferee acknowledges in writing to the Company that he is recording and holding the Shares subject to the provisions of this Agreement. This Section shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering.

2. During Employment. The following restrictions shall apply during the period that the Stockholder is employed as an officer of the Company.

        2.1 First Two Years. During the period beginning as of the effective date of the Registration Statement and ending on the second anniversary of such effective date, Stockholder shall not sell, during any calendar quarter, more than two and one-half percent (2.5%) of the total number of shares of Common Stock of the Company beneficially owned by Stockholder as of the effective date of the Registration Statement without the prior written consent of the Company.


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        2.2     Thereafter. During the term of this Agreement from and after the second anniversary of the effective date of the Registration Statement, Stockholder shall not sell, during any calendar quarter, more than five percent (5.0%) of the Shares without the prior written consent of the Company.

        2.3 Termination or Resignation. Upon the termination or resignation of Stockholder as an officer of the Company, the provisions of this Agreement shall continue to apply with the same force and effect except for Section 2.2, above, and during the term of this Agreement from and after the second anniversary of the effective date of the Registration Statement, Stockholder shall not sell, during any calendar quarter, more than ten percent (10.0%) of the Shares without the prior written consent of the Company.

3. Permitted Transfers. The restrictions set forth in Sections 1 and 2 above shall not apply to:

        3.1 Corporate Transactions. Nothing in this Agreement shall prohibit or restrict in any way Stockholder's right to sell any or all of the Shares on the closing of any of the following transactions: (a) a merger or consolidation in which the Company is not the surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of common stock of such subsidiary); (b) the acquisition of eighty percent (80%) or more of the Company's outstanding capital stock by a person or entity that is not a principal stockholder; or (c) the acquisition of all or substantially all of the Company's assets by a person or entity that is not a principal stockholder.

        3.2 Subsequent Offering. Notwithstanding anything in Section 1 or 2 above to the contrary, Stockholder may sell Shares in a registered public offering (a "Subsequent Offering") of the Company's Common Stock which is effected for the benefit of the Company after the closing of the Offering; provided that the total number of Shares that Stockholder may sell in a Subsequent Offering shall not exceed fifteen percent (15%) of the Shares beneficially owned by Stockholder on the effective date of the Subsequent Offering.

        3.3 Estate Planning Transfers. Notwithstanding anything in this Agreement to the contrary, Stockholder may transfer any or all of the Shares either during his or her lifetime or on his or her death by will or intestacy to his or her immediate family or to a trust with beneficiaries who are exclusively the undersigned and/or a member or members of his or her immediate family; provided that no transfer described in this Section shall be effective unless and until the transferee(s) execute an agreement stating that the transferee(s) is/are receiving and holding the Shares subject to the provisions of this Agreement. For purposes of this Section, "immediate family" shall mean and include only the spouse, lineal descendants, father, mother, brothers or sisters of the transferor.

4. Term. The term of this Agreement shall begin as of the day and year first above written (the "Agreement Date") and, unless terminated earlier by the Company, shall continue until the third anniversary of the Agreement Date. The Company may, but shall not be obligated to, terminate this Agreement at any time after the first anniversary of the Agreement Date by delivering to Stockholder written notice of such termination.

5. Interpretation. The number of Shares "beneficially owned" by Stockholder at any time shall be determined in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934 and the Regulations promulgated thereunder. The number of Shares beneficially owned by Stockholder


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as of the effective date of the Offering shall be appropriately adjusted to reflect all stock splits, reverse stock splits, stock dividends, recapitalizations and other changes in the capital stock of the Company effected after the effective date of the Offering. Promptly after the effective date of the Offering, Stockholder and the Company shall confirm the number of Shares beneficially owned by Stockholder as of the effective date of the Offering.

6. Legend. The following legend shall be placed on the face of the stock certificates representing the Shares:

        THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A LOCK-UP AGREEMENT DATED ______________, 1999, BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE GENERAL OFFICE OF THE ISSUER HEREOF, AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH LOCK-UP AGREEMENT SHALL HAVE BEEN COMPLIED WITH.

7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of each of the parties hereto.

        IN WITNESS WHEREOF the parties have entered into this Lock-Up Agreement as of the day and year first above written.



        "COMPANY"                                      "STOCKHOLDER"

TRAVELNSTORE.COM, INC.,

a California Corporation

By:_____________________________________      __________________________________
   Jim B. Tyner, Chief Executive Officer